UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2009 (January 6, 2009)

Las Vegas Sports Resort, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51680	03-0562657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lazar Levine & Felix LLP 350 Fifth Avenue, New York, NY	10118
(Address of principal executive offices)	(Zip Code)

(917) 270-5308
(Registrant’s telephone number, including area code)

Samdrew V, Inc.
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this Current Report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

This Current Report is being filed in connection with a series of transactions consummated by the Company (as hereinafter defined) and certain related events and actions taken by the Company.

This Current Report responds to the following items on Form 8-K:

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01	Financial Statements and Exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 6, 2009, Melvin F. Lazar, the President and director and Kenneth Rind, a director of Las Vegas Sports Resort, Inc. (the “Company”) loaned the Corporation an aggregate of $9,454.45 with interest to accrue at the rate of 8.25% annum on the basis of a 360-day year.  The Corporation issued promissory notes (each a “Note” and together, the “Notes”) to Mr. Lazar and Mr. Rind, pursuant to which the principal amounts thereunder shall be due and payable on or before the earlier of (i) January 6, 2014, the date that the Company (or a wholly owned subsidiary of the Company) consummates a business combination with a private company in a reverse merger or reverse takeover transaction or other transaction after which the Company would cease to be a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) (the “Maturity Date”).

Under the Notes, it shall be deemed an “Event of Default” if the Corporation shall: (i) fail to pay the entire principal amount of the Note when due; (ii) admit in writing its inability to pay any of its monetary obligations under this Promissory Note, (iii) make a general assignment of its assets for the benefit of creditors, or (iv) allow any proceeding to be instituted by or against it seeking relief from or by creditors, including, without limitation, any bankruptcy proceedings.

Upon an Event of Default, the Notes may become immediately due and payable upon notice to the Company.  Commencing five days after the occurrence of an Event of Default, interest on the principal balance shall accrue at the rate of 18% per annum.

The description of the terms and conditions of the Notes is a summary and is qualified in its entirety by the provisions of the Notes, copies of which are attached hereto as Exhibits 4.1 as 4.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits: The following exhibits are filed as part of this report:

Exhibit Number	Description

4.1	Promissory Note, dated January 6, 2009, in favor of Melvin F. Lazar.
4.2	Promissory Note, dated January 6, 2009, in favor of Kenneth Rind.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2009	LAS VEGAS SPORTS RESORT, INC.

	By:	/s/ Melvin F. Lazar
	Name:	Melvin F. Lazar
	Title:	President, Secretary, Chief Executive Officer, Chief Financial Officer and Director